UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 12, 2007
SUNAIR SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-04334	59-0780772

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
595 South Federal Highway
Suite 500
Boca Raton, FL 33432
(Address of Principal Executive Office) (Zip Code)
(561) 208-7400
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On July 12, 2007, the Registrant and Percipia, Inc. (“Percipia”), a wholly-owned subsidiary through which the Registrant operates its telephone communications business, entered into a Share Purchase Agreement (“Purchase Agreement”) pursuant to which the Registrant agreed to sell all of the issued and outstanding shares of Percipia to Net2Room.com Pte. Ltd., a Singapore company (“Net2Room”), for $3.7 million in cash, plus working capital subject to a post-closing adjustment. The Registrant anticipates that the total proceeds from the sale will be approximately $4.0 million. The Registrant intends to use the proceeds from the sale for working capital and to repay debt.
The Purchase Agreement contains customary representations, warranties, covenants and agreements. The Purchase Agreement is subject to certain closing conditions, including the absence of a material adverse effect on Percipia, and is expected to close during the next few weeks.
Net2Room has deposited $1.2 million of the purchase price into escrow pending the closing. The deposit is non-refundable to Net2Room, unless the closing fails to occur on or before August 15, 2007, for any reason other than a breach by Net2Room of its payment obligations under the Purchase Agreement. Upon the closing of the transaction, $750,000 of the purchase price will be placed into escrow to cover post-closing tax liabilities, if any.
Caution Concerning Forward-Looking Statements
Some of the statements in this Current Report on Form 8-K, including those that contain the words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “should,” “intend” and other similar expressions, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements or those of the Company’s industry to be materially different from any future results, performance or achievements expressed or implied by those forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements include the inability to consummate future acquisitions or pursue growth opportunities, the inability to integrate acquisitions, the inability to raise additional capital to finance expansion, the proposed transaction may take longer to close than expected if at all, the proposed transaction may not close due to the failure of any of the closing conditions to occur, the inability to recognize the benefits of the proposed transaction, the risks inherent in the entry into new geographic markets, changes in regulatory conditions, competition, risks associated with general economic conditions and other factors included in the Company’s filings with the SEC. Copies of the Company’s SEC filings are available from the SEC or may be obtained upon request from the Company. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.
Section 8 — Other Events
Item 8.01. Other Events.
On July 16, 2007, the Registrant issued a press release announcing that it had entered into the Purchase Agreement, which is attached as Exhibit 99.1 and incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

99.1	Press Release, dated July 16, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNAIR SERVICES CORPORATION
Date: July 17, 2007	By:	/s/ JOHN J. HAYES
John J. Hayes
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated July 16, 2007

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